EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Medite Cancer Diagnostics, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michaela Ott, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michaela Ott	Dated:	September 7, 2016
Michaela Ott
Title:	Chief Executive Officer (Principal Executive Officer)

This certification is being furnished to the SEC as an exhibit to the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the of the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.